UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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EXXON MOBIL CORPORATION

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Carousel: If you’re a shareholder, we want your vote!

Make Your Voice Heard – Vote in the 2024 Annual Shareholder Meeting

•	We delivered industry-leading performance in 2023

•	Shareholder votes support our efforts to create long-term value for all investors

On May 29 at 9:30 a.m. Central, we will host our virtual Annual Shareholder Meeting.

As a shareholder, we need your vote on important issues facing the company

In 2023, we delivered outstanding financial and operating results with earnings well ahead of our nearest peer. We also maintained strong safety performance and paid more in total dividends to our shareholders than all but two other companies in the entire S&P 500.

Looking ahead, we’ll continue to invest in projects that deliver high-value products, grow energy solutions that raise people’s living standards around the world, and reduce greenhouse gas emissions.

What we’re asking you to do:

In our 2024 Proxy Statement, our Board provides thoughtful direction on the items up for a vote this year. We need you, our shareholders, to make your voice heard. Our Board recommends you:

•	Re-elect our directors

•	Approve our independent auditor

•	Approve executive compensation

•	Reject all four shareholder proposals

How you can vote:

Please vote your shares before the meeting by following this link.

Please vote today. Your voice needs to be heard.